UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 7, 2017

ARMSTRONG ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-191182	20-8015664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7733 Forsyth Boulevard, Suite 1625
St. Louis, Missouri    63105
(Address of principal executive offices)    (Zip Code)

(314) 721-8202
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act. [ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. [ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.    Submission of Matters to a Vote of Security Holders
On June 7, 2017, Armstrong Energy, Inc. (the “Company”) held a Special Meeting of Shareholders (the “Special Meeting”) at which the Company’s shareholders approved the adoption of the Company’s Amended and Restated Certificate of Incorporation and adopted the Second Amended and Restated Bylaws. The final results for the matters submitted to a vote of shareholders at the Special Meeting are listed below. Broker non-votes are not shown because there is no public trading market for the Company’s Common Stock, and no brokers hold shares for any underlying beneficial owners of such shares.
Proposal 1: To approve the adoption of the Amended and Restated Certificate of Incorporation.

Votes For	Votes Against	Abstentions
21,373,177	—	510,047
Proposal 2: To adopt the Second Amended and Restated Bylaws.

Votes For	Votes Against	Abstentions
21,373,177	—	510,047
Copies of the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws are attached hereto as Exhibits 3.1 and 3.3, respectively. Copies of the Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws marked to show the amendments are attached hereto as Exhibits 3.2 and 3.4, respectively.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation.
3.2	Amended and Restated Certificate of Incorporation, marked to show amendments.
3.3	Second Amended and Restated Bylaws.
3.4	Second Amended and Restated Bylaws, marked to show amendments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017

ARMSTRONG ENERGY, INC. (Registrant)

By:	/s/ Jeffrey F. Winnick
Name:	Jeffrey F. Winnick
Title:	Vice President and Chief Financial Officer